DATED	2008

NEW MEDIA LOTTERY SERVICES PLC

- and -

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND

Convertible Loan Agreement

Memery Crystal LLP
44 Southampton Buildings
London WC2A 1AP

Tel: 020 7242 5905
Fax: 020 7242 2058
Ref: DXB/HJM 1303887v5

THIS AGREEMENT is made on           2008

BETWEEN

(1)	NEW MEDIA LOTTERY SERVICES PLC (incorporated in the Republic of Ireland with registered number 410845) whose registered office is at 20 On Hatch, Hatch Street, Dublin 2, Ireland (the “Company”); and

(2)
TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND an investment fund registered in Luxembourg as represented by its general partner, TRAFALGAR CAPITAL SARL, a corporation organised and existing under the laws of Luxembourg, with its principal place of business at 8-10 Rue Mathias Hardt, BP 3023, Luxembourg L-1030 (the “Lender”).

BACKGROUND

The Lender has agreed to advance to the Company a sum of up to €1,300,000 conditional on and subject to the terms set out in this Agreement.

IT IS AGREED:

1.	DEFINITIONS

1.1	In this Agreement:

“Adjustment Event” means any or all of the following:
(a)	any allotment or issue of Ordinary Shares or securities exchangeable for or convertible into Ordinary Shares by the Company by way of capitalisation of profits or reserves or otherwise;
(b)	any cancellation, purchase or redemption of Ordinary Shares, or any reduction or repayment of Ordinary Shares, by the Company; and
(c)	any sub-division, consolidation or reorganisation of Ordinary Shares by the Company, but excluding any issue of Ordinary Shares of the Company pursuant to Clause 5 of this Agreement;

“Admission” means the admission of the Ordinary Shares to trading on AIM;

“Affiliate” means any partnership, corporation or other legal entity controlled by the Lender or under common control of the Lender whether by way of voting power or power to control management and policies of such entity;

“AIM” means the market of that name operated by London Stock Exchange plc;

“AIM Rules” means the rules from time to time published by London Stock Exchange plc in relation to AIM;

“Bloomberg” means Bloomberg LP, a financial information provider;

“Closing Date” means 30 May 2008;

“Closing Date Exchange Rate” means 0.7855 (being the agreed UK pounds sterling/Euro spot exchange rate on the date prior to the Closing Date);

“Consolidation Event” has the meaning given to it in Clause 15.1(f);

“Conversion Amount” means the either the amount specified in, or the product of the Conversion Price and the number of Loan Shares set out in, a Loan Notice issued pursuant to Clause 5.1;

“Conversion Price” means in respect of any Loan Notice Date the lower of (i) the Fixed Conversion Price, and (ii) 85% (eighty five) per cent of the lowest daily closing VWAP for the five consecutive Trading Days immediately prior to the Loan Notice Date as reported by Bloomberg;

“CREST” means the relevant system (as defined in the Uncertificated Securities Regulations 2001, as amended) and operated by Euroclear UK and Ireland Limited, in accordance with which securities may be held or transferred in uncertificated form;

“Delivery” in respect of any Loan Shares means credit of such shares to the Lender’s CREST Account and “Deliver” shall be construed accordingly;

“Delivery Date” means the date on which Loan Shares are Delivered pursuant to a Loan Notice;

“Event of Default” means any of the events listed in Schedule 1;

“Fixed Conversion Price” means, subject to Clause 15.2, 120% of the VWAP on the day prior to the Closing Date or if no VWAP is available on such date, the closing bid price on such date;

“Group” means the Company and its subsidiaries (as defined in s736 Companies Act 1985) from time to time and “Group Company” shall mean any of them;

“Lender’s Bank Account” means the Lender’s account with Lloyds TSB Bank plc, Account Number 01545035, sort code 30 97 81 or such other account as the Lender may from time to time notify to the Company in writing;

“Lender’s CREST Account” means such CREST account for which the Lender has provided details to the Company or such other account as the Lender may from time to time notify to the Company in writing;

“Loan” means the amount of €1,300,000 (to be advanced to the Company pursuant to Clause 2) or the principal amount outstanding for the time being of that loan (including any interest compounded with the Loan pursuant to Clause 4.1);

“Loan Notice” has the meaning set out in Clause 5.1 of this Agreement;

“Loan Notice Date” means the date of a Loan Notice;

“Loan Notice Date Exchange Rate” means the UK pounds sterling to Euro spot exchange rate as quoted in the London edition of the Financial Times on a particular date;

“Loan Shares” means the new Ordinary Shares to be issued to the Lender pursuant to this Agreement (other than pursuant to Clause 7);

“Mandatory Repayment” has the meaning set out in Clause 3.2;

“Material Adverse Change” means an event or circumstance that constitutes an adverse change in the assets, financial or trading position of any Group Company such that it would be reasonably likely to prevent the Company from being able fully and punctually to perform its payment obligations under this instrument;

“Ordinary Shares” means ordinary shares of two-thirds of one pence (0.666p) each in the capital of the Company (such shares to rank pari passu with all other ordinary shares from time to time in issue in the capital of the Company);

“Security Deed” means the deed of debenture in the form agreed between the Company and the Lender to be entered into by the Company in favour of the Lender pursuant to which the Company will grant security by way of fixed and floating charges over its assets and its operating subsidiaries;

“Subscription Notice” has the meaning set out in Clause 7.1 of this Agreement;

“Taxation” any of the following: (a) any tax, duty, impost or levy, past or present, of the United Kingdom or elsewhere, whether governmental, state, provincial, local governmental or municipal, including income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment under section 203 of the Taxes Act or otherwise), corporation tax, advance corporation tax, capital gains tax, inheritance tax, VAT, customs and other import or export duties, rates, stamp duty, stamp duty reserve tax, national insurance and social security contributions; and (b) any fine, penalty, surcharge, interest or other imposition relating to any tax, duty, impost or levy mentioned in paragraph (a) of this definition or to any account, record, form, return or computation required to be kept, preserved, maintained or submitted to any person for the purposes of any such tax, duty, impost or levy;

“Taxes Act” means the Income and Corporation Taxes Act 1988;

“Trading Day” means any day during which AIM is open for business;

“Voluntary Cash Payment” means any amount paid into the Lender’s Bank Account in accordance with Clause 6.1;

“Voluntary Cash Payment Date” means the date of a Voluntary Cash Payment Notice;

“Voluntary Cash Payment Date Exchange Rate” means in relation to each Voluntary Cash Payment Date the UK pounds sterling to the Euro spot exchange rate as quoted in the London edition of the Financial Times on such Voluntary Cash Payment Date;

“Voluntary Cash Payment Notice” has the meaning given to it in Clause 6.1; and

“VWAP” means in relation to any Trading Day, the volume weighted average price (as reported by Bloomberg) of the Ordinary Shares on AIM for that Trading Day.

1.2	References in this Agreement to Clauses are to the clauses of this Agreement.

2.	LOAN

2.1	The Lender shall advance the Loan to the Company on the date of this Agreement.

2.2	The Company shall use the Loan for the purposes of its working capital requirements.

3.	REPAYMENT

3.1
The Company shall repay the Loan, together with all other amounts due to the Lender pursuant to this Agreement, on or before the date which is 24 months after the Closing Date. Any such payments or repayments shall be made as set out in this Agreement and in particular any payment or repayment in cash may only be made in accordance with this Clause 3 or Clause 6.

3.2
The Company shall redeem the Loan in equal monthly instalments (“Mandatory Repayments”) together with any interest due pursuant to Clause 4.1 below. Every Mandatory Repayment shall be subject to a redemption premium of 12.5% (twelve and a half per cent.). In the event that any Mandatory Repayment is not made in full within 5 days of its due date, the Lender shall have the option (but not the obligation), by issue of a Loan Notice in accordance with Clause 5, to receive Ordinary Shares in lieu of such Mandatory Repayment. The Lender, in such circumstances, shall have the option of converting at the Conversion Price rather than the Fixed Conversion Price and Clause 5.3 shall not apply.

3.3
The Company shall be prohibited from making any cash repayments, whether as a the Mandatory Repayment or Voluntary Cash Payment, at the Lender's option, when the Company's stock is trading above the Fixed Conversion Price

4.	INTEREST

4.1
The Company shall pay interest to the Lender on the outstanding amount of the Loan at the rate of 8% (eight per cent.) per annum to be paid monthly on the last day of each calendar month provided that the Lender shall be permitted to deduct two interest payments in respect of the Loan on the principal sum advanced on the date of this Agreement.

4.2
If the Company fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the rate of 12% (twelve per cent) per annum. Any interest accruing under this Clause 4.2 shall be immediately payable by the Company on demand by the Lender. Any such interest (if unpaid) arising on an overdue amount will be compounded daily with the overdue amount but will remain immediately due and payable.

5.	ISSUE OF LOAN SHARES

5.1	The Company shall upon written notice (a “Loan Notice”) from the Lender at any time when any amounts are outstanding under this Agreement issue and Deliver to the Lender the Loan Shares.

5.2
The Loan Notice will specify either (at the option of the Lender) the number of Loan Shares to be issued pursuant to the Loan Notice or the £ sterling amount to be converted (“Conversion Amount”) and the Conversion Price applicable to such Loan Notice.

5.3	Unless the Company agrees otherwise the Lender shall not:

(a)	be entitled to issue Loan Notices when the Conversion Price is less than the Fixed Conversion Price; and

(b)	issue Loan Notices that would result in the Lender beneficially holding in excess of 2.99% of the entire issued share capital of the Company from time to time;

provided that this Clause 5.3 shall not apply at any time on or after the Lender has become entitled to terminate this Agreement pursuant to Clause 14.

5.4
Subject to Clause 9.1, the number of Loan Shares to be issued and Delivered by the Company in respect of a Loan Notice (in the absence of such number being included in the Loan Notice) shall equal in £ sterling the number of Loan Shares included in the relevant Loan Notice multiplied by the Conversion Price.

5.5	The amounts outstanding under this Agreement will be reduced on each Delivery Date by the Conversion Amount relating to that Loan Notice Date.

5.6
Notwithstanding any other provision of this Agreement the Lender may, in its sole discretion, elect to require the Company to satisfy in cash any amounts due to the Lender pursuant to either (i) Clauses 4.2 or 8.5, or (ii) any provision of this Agreement after this Agreement has been terminated in accordance with Clause 14.

5.7	Any payments received, or treated as being received pursuant to Clause 5.6, by the Lender shall be applied:

(a)	firstly to pay any fees, expenses or other amounts due pursuant to this Agreement;

(b)	secondly to pay any amounts due to the Lender in respect of interest pursuant to Clause 4.1 of this Agreement to the extent such interest has not been compounded with the Loan; and

(c)	thirdly to repay any amount of the Loan still outstanding.

6.	VOLUNTARY CASH PAYMENT

6.1
Subject to Clauses 6.5 and 3.3, the Company shall be entitled at any time to make a payment in cash in respect of any amount which is outstanding pursuant to this Agreement by giving the Lender written notice no less than three Trading Days prior to the proposed date of payment (a “Voluntary Cash Payment Notice”).

6.2
The Voluntary Cash Payment Notice will specify the cash amount to be paid by the Company and the date of payment. Any amount to be so paid shall be transferred to the Lender’s Bank Account in cleared funds on the third Trading Day after the service of a Voluntary Cash Payment Notice.

6.3	Each Voluntary Cash Payment shall be applied:

(a)	firstly to pay any fees, expenses or other amounts due pursuant to this Agreement;

(b)	secondly to pay any amounts due to the Lender in respect of interest pursuant to Clause 4.1 of this Agreement to the extent such interest has not been compounded with the Loan; and

(c)	thirdly to repay any amount of the Loan still outstanding.

6.4
Any part of a Voluntary Cash Payment which is applied pursuant to Clause 6.3(c) shall be subject to a redemption premium of 12.5% (twelve and a half per cent.) and the outstanding amount of the Loan shall be reduced accordingly by an amount equal to the Voluntary Cash Payment less 12.5% (twelve and a half per cent.) of the amount of such Voluntary Cash Payment applied pursuant to Clause 6.3(c).

6.5
If a Voluntary Cash Payment Notice is issued after or on the same date as a Loan Notice then the Loan Notice will be treated as having been received first. The amounts received or treated as being received in respect of the Loan Notice will therefore be applied first (as set out in Clause 5) and then any amounts received or treated as being received in respect of the Voluntary Cash Payment Notice will be applied (as set out in the preceding provisions of this Clause 6).

6.6
Notwithstanding the remaining provisions of this Clause 6, the Company shall not be entitled to make a Voluntary Cash Payment if the VWAP immediately prior to the date of that Voluntary Cash Payment Notice is equal to or higher than the Fixed Conversion Price.

7.	ADDITIONAL SUBSCRIPTION RIGHTS (WARRANTS)

7.1
The Company shall (in addition to the Loan Shares referred to above) upon receipt of one or more written notices (the “Subscription Notice”) from the Lender at any time after the Closing Date and on or prior to the second anniversary of the Closing Date, issue to the Lender such number of Ordinary Shares as are specified in the Subscription Notice (the “Warrant Shares”).

7.2	The Lender shall be entitled to issue Subscription Notices in respect of up to 1,500,000 Ordinary Shares at a price of 5 pence per Ordinary Share (the “Subscription Price”).

7.3
In the event the Lender has not issued a Subscription Notice prior to the second anniversary of the Closing Date the Company shall pay the Lender the sum of £60,000 in cash in consideration of the Lender agreeing to forfeit the Warrant Shares. The Lender shall, following receipt of such sum of £60,000, not be entitled to issue a Subscription Notice.

7.4
The Lender shall, within 3 Trading Days of any Warrant Shares being Delivered to the Lender pursuant to Clause 7.1, pay in cash to the Company, the sums due in respect of the Warrant Shares as detailed in Clause 7.2 above.

7.5
Upon an Adjustment Event, the number and nominal amount of Warrant Shares to be subscribed for subsequent to the Adjustment Event shall be increased or, as the case may be, reduced in due proportion and the Subscription Price shall be respectively decreased or, as the case may be, increased in due proportion and the Subscription Price shall be deemed adjusted accordingly with effect from the record date for such Adjustment Event in each case so as to ensure that insofar as possible that, after such adjustment:

(a)	the total number of Warrant Shares which may be subscribed pursuant to the Subscription Rights is such that Warrant Shares when allotted:

(i)	shall be entitled to the same proportion of the total voting rights in respect of the Ordinary Shares in issue prior to such adjustment; and

(ii)	shall be entitled to participate in the same proportion in the profits and assets of the Company,

(b)	as would have been the case immediately prior to the Adjustment Event giving rise to such adjustment.

8.	ISSUE OF SHARES

8.1
In respect of any new Ordinary Shares, including Loan Shares or Warrant Shares, to be issued to the Lender pursuant to this Agreement, the Company shall make application for Admission of the new Ordinary Shares, as soon as possible after receipt of a valid Loan Notice or Subscription Notice (as the case may be). Any such Admission is expected to be on the third clear Trading Day after such application is made.

8.2
The relevant number of Ordinary Shares (including Loan Shares or Warrant Shares) shall be Delivered within seven (7) days from the date on which the Loan Notice or Subscription Notice is received (or deemed to have been received, in accordance with Clause 17). Any breach of this Clause 8.2 will amount to a material breach of this Agreement which the Company acknowledges may cause the Lender significant financial loss.

8.3	On or before the Trading Day immediately prior to the anticipated date of Admission of any new Ordinary Shares to be issued to the Lender pursuant to this Agreement the following shall occur:

(a)	the Company shall, conditional only upon Admission of such Ordinary Shares, allot and issue the relevant Ordinary Shares to the Lender;

(b)	the Company shall do all acts and things necessary to procure Admission of the relevant Ordinary Shares on the next following Trading Day; and

(c)
the Company shall give all necessary directions and instructions to its registrars to procure that the relevant new Ordinary Shares are Delivered to the Lender’s CREST Account on the date of Admission.

8.4
The Ordinary Shares to be issued to the Lender under this Agreement shall be allotted and issued by the Company fully paid and free from all claims, charges, liens, encumbrances, equities and third party rights whatsoever and will rank pari passu in all respects with the existing issued Ordinary Shares including the right to receive all dividends or other distributions declared, made or paid after the date of their allotment.

8.5
If the Company fails to Deliver any Ordinary Shares in breach of or in accordance with its obligations under this Agreement to do so within ten (10) days after the date of the relevant Loan Notice or Subscription Notice is received (or deemed to have been received, in accordance with Clause 17) then the Company shall, without prejudice to any other rights which the Lender may have under this Agreement, pay by way of liquidated damages to the Lender an amount equal to 2% (two per cent.) of the then outstanding amount of the Loan within three (3) Trading Days. The parties agree that this represents a genuine pre-estimate of loss and is not in any way intended to be a penalty. Further, such failure shall constitute an Event of Default which may be waived or remedied only with the express consent of the Lender.

9.	EXCHANGE RATE MOVEMENTS

9.1
If on any Loan Notice Date, the Loan Notice Date Exchange Rate is less than the Closing Date Exchange Rate then the number of Loan Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Loan Notice Date Exchange Rate. By way of example, if the number of Loan Shares to be issued in respect of a particular Loan Notice would, but for this Clause 9.1, be 1,000 and if the Closing Date Exchange Rate is 1.50 and the relevant Loan Notice Date Exchange Rate is 1.45, then 1,035 Loan Shares will be issued in relation to that Loan Notice.

9.2
If on any Voluntary Cash Payment Date, the Voluntary Cash Payment Date Exchange Rate is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due pursuant to Clause 6.3 shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Voluntary Cash Payment Date Exchange Rate. By way of example, if the amount of cash required to repay all amounts due pursuant to Clause 6.3(a) would, but for this Clause 9.2, be £1,000 and if the Closing Date Exchange Rate is 1.50 and the relevant Voluntary Cash Payment Notice Date Exchange Rate is 1.45 then the amount of cash from the Voluntary Cash Payment required to repay all amounts due pursuant to Clause 6.3(a) will be £1,034.48. Accordingly only the surplus over £1,034.48 from such Voluntary Cash Payment will be applied (again in the same manner) towards any amounts due pursuant to Clause 6.3(b) and if any amount of the Voluntary Cash Payment remains after all amounts so due pursuant to Clause 6.3(b) have been paid then the surplus will be applied (again in the same manner and after the application of Clause 6.4) to pay amounts pursuant to Clause 6.3(c).

10.	PAYMENT OF COSTS, EXPENSES, FEES AND COMMISSIONS

10.1
Each of the parties shall pay its own fees and expenses (including the fees of any solicitors, accountants, or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company will pay to the Lender the following:

(a)	the sum of €10,000 in respect of a due diligence fee on the date of this Agreement (on which €5,000 has been paid prior to the date of this Agreement);

(b)	the sum of €20,000 in respect of a structuring fee on the date of this Agreement (of which €10,000 has been paid prior to the date of this Agreement); and

(c)	the sum of €78,000 in respect of a facility commitment fee.

10.2
The legal and other fees and expenses referred to in Clause 10.1 shall be paid on or before the date of this Agreement unless otherwise stated. The Lender shall, to the extent that such amounts have not already been paid, be entitled to withhold such amounts from the advance of the Loan to be made pursuant to Clause 2.

11.	INDEMNITIES

The Company shall, within three Trading Days of a demand from the Lender, pay to the Lender the amount of all costs and expenses (including legal fees and any disbursements) properly and reasonably incurred by the Lender in connection with the enforcement of, or the preservation of any of the Lender’s rights under, this Agreement and the Security Deed.

12.	SHORT SALES

The Lender shall not and shall procure that none of its Affiliates shall during the term of this Agreement enter into one or more binding contracts for the sale of Ordinary Shares in excess of the total number of Ordinary Shares which the Lender and its Affiliates own, provided that for these purposes the Lender shall be treated as owning on the date of the Loan Notice or Subscription Notice, any Ordinary Shares in respect of which a Loan Notice or Subscription Notice has been issued even though the Ordinary Shares have not been Delivered.

13.	SECURITY

The Company shall ensure that it shall, no later than 30 days following the date of this Agreement:

(a)	have taken all action necessary to permit it to enter into the Security Deed including as may be required pursuant to sections 151 to 158 of the Companies Act 1985 (or its Irish equivalent, if any);

(b)	duly execute the Security Deed and deliver an executed original of the Security Deed to the Lender.

14.	TERMINATION

14.1	The Lender shall be entitled to terminate this Agreement by notice to the Company immediately at any time:

(a)	if the Company fails to pay any amount payable by it under this Agreement on its due date;

(b)	the Ordinary Shares cease to be traded on AIM;

(c)	there shall occur any suspension of trading of the Ordinary Shares on AIM while any amount is outstanding under this Agreement;

(d)	the occurrence of any of the Events of Default as set out in Schedule 1.

14.2
If this Agreement is terminated by the Lender in accordance with its terms then any part of the Loan which has not been advanced shall immediately be cancelled and any part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement shall become immediately due and payable and notwithstanding termination of this Agreement, interest shall continue to run on all outstanding amounts until the date of actual payment in full of all outstanding amounts.

15.	COVENANTS

15.1	The Company covenants to the Lender that (otherwise than with the prior written consent of the Lender) whilst this Agreement is in place it:

(a)	will use all reasonable endeavours to maintain the Admission of the Ordinary Shares to trading on AIM;

(b)
on the Closing Date and on each day thereafter for so long as any amount remains outstanding under this Agreement, that it has the necessary shareholder authority to issue the requisite number of Loan Shares required to satisfy a Loan Notice issued on that day in respect of a Conversion Amount equal to at least the then outstanding amount of the Loan including any interest capable of becoming due pursuant to Clause 4.1 together with the Warrant Shares in so far as the same have not been previously issued allotted;

(c)
will file in a timely manner all reports and other documents required of it under the Companies Act 1985, the Companies Act 2006, the AIM Rules and all other laws or regulations applicable to it in any jurisdiction and will not take any action or file any document to terminate or suspend such registration or to terminate or suspend the admission of its Ordinary Shares to trading on AIM;

(d)	will take all steps reasonably necessary to preserve and continue the corporate existence of the Company;

(e)	will immediately notify the Lender upon its becoming aware of the issuance by the London Stock Exchange plc of any suspension or de-listing of the Ordinary Shares from trading on AIM;

(f)
will not, at any time after the date hereof, until expiry of this Agreement effect any merger or consolidation of the Company whether by scheme of arrangement or otherwise with or into, or a transfer of all or any substantial part of the assets or undertaking of the Company to another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to either (i) deliver to the Lender such shares and/or securities as following such Consolidation Event the Lender is entitled to receive pursuant to this Agreement or (ii) to pay to the Lender in cash or by way of Voluntary Cash Payments the balance of all monies due and payable under the terms of this Agreement.

(g)
will not (unless as directed by a duly passed resolution of the shareholders of the Company) (i) modify the rights attaching to the Ordinary Shares in respect of the dividends or liquidation, nor (ii) issue any other class of share capital carrying any other rights which are more favourable than such rights currently granted to the Ordinary Shares;

(h)
will not enter into any amalgamation, merger or demerger, reconstruction or joint venture or acquire any business or make any investment without the Lender’s consent not to be unreasonably withheld so long as none of the covenants herein are contravened;

(i)
will not create or permit to subsist any security interest on its present or future undertaking, property or assets or any part of them other than liens and rights of set-off arising by operation of law in the normal course of business and retention of title clauses in contracts entered into in the normal course of business;

(j)
will not enter into any material transaction or arrangement with any person other than on reasonable market terms, other than to sell products at a below market price pursuant to pilot schemes or for marketing purposes;

(k)
will not incur any liability, actual or contingent, under any guarantee of the indebtedness of another person, and not lend any money to any person other than in the ordinary course of its trading activities;

(l)	will not declare or pay any dividends or make any other distribution of income or capital to its members while an Event of Default is continuing and except as permitted by the Agreement;

(m)	will not permit or agree to any variation of any rights attaching to the whole or any part of the assets other than in the ordinary course of its trading activities;

(n)	will notify the Lender of any Event of Default immediately upon becoming aware of it;

(o)	will effect and maintain such insurances as are prudently required to protect the assets and the business of the Group, including loss of profits;

(p)
will carry on the business of the Company in a proper and efficient manner and not make any substantial alteration to the nature or mode of conduct of the business of the Company and keep or cause to be kept proper books of account relating to it;

(q)	will not incur any indebtedness outside of the ordinary course of its business.

15.2
Should the Company issue or sell Ordinary Shares to a third party for less than the Fixed Conversion Price on the day prior to the date of such issue or sale assuming such date was a Loan Notice Date, the Fixed Conversion Price shall be reset to an amount equal to eighty-five percent of such issue or sale price.

16.	WITHHOLDING AND GROSSING-UP

16.1
Except as required by law, all payments due to the Lender under this Agreement will be made free and clear of all deductions and withholdings (whether in respect of Taxation, set- off, counter-claim or otherwise).

16.2
If any deduction or withholding is required by law to be made from any payment due to the Lender under this Agreement, the person who is obliged to make such payment will pay to the Lender such additional amount as is necessary to ensure that the Lender receives a net amount (after the deduction or withholding) equal to the amount which it would have received had the payment in question not been subject to the deduction or withholding.

16.3
If any payment received by the Lender under this Agreement from the Company (other than the fees and commissions referred to in Clauses 10.1 and 10.2 is subject to Taxation, the person who is obliged to make such payment will pay to the Lender such additional amount as is necessary to ensure that the Lender receives and retains a net amount (after taking into account such Taxation and any Taxation payable in respect of such additional amount) equal to the full amount which it would have received and retained had the payment in question not been subject to Taxation.

17.	NOTICES

17.1
Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing and will, if otherwise given or made in accordance with this Clause 17 be deemed to have been duly given or made as follows:

(a)	if sent by prepaid first class post, on the second Trading Day after the date of posting if posted in the UK for UK delivery and on the seventh Trading Day if posted for overseas delivery; or

(b)	if delivered by hand, upon delivery; or

(c)	if sent by facsimile or e-mail, on the day of transmission;

provided however that, if it is delivered by hand or sent by facsimile or e-mail on a day which is not a Trading Day or after 4.00 pm London time on a Trading Day, it will instead be deemed to have been given or made on the next Trading Day.

17.2
Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this Clause) to the recipient at the recipient’s address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient’s address for service.

17.3	Any such demand, notice or other communication will, in the case of service by facsimile or e-mail be sent to the recipient using the facsimile number or e-mail set out below.

(a)	fax the Company: 00 1 540 437 1686 marked for the attention of the Chief Financial Officer with a copy to 00 353 1 661 4581 marked for the attention of Mr Edward Johnston;

(b)	e-mail the Company: sherbst@nmlsinc.com and jtckc3@aol.com with a copy to edjohnston@lavellecoleman.ie;

(c)	fax the Lender: +1 786-323-1651 marked for the attention of Mr Robert D. Press;

(d)	e-mail the Lender: bpress@trafcap.com.

17.4	The provisions of this Clause 17 will not apply, in the case of service of court documents, to the extent that such provisions are inconsistent with Part 6 of the Civil Procedure Rules.

18.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

19.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by and is to be construed in accordance with English law and the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement)

20.	GENERAL

20.1
This Agreement represents the whole agreement and understanding between the parties and supersedes all other agreements and understandings between the parties or any of them relating to the subject matter of this Agreement.

20.2
A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

20.3	This Agreement may be executed in any number of counterparts all of which when taken together shall constitute a single instrument.

THIS AGREEMENT has been entered into as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

EVENTS OF DEFAULT

Each of the following is an Event of Default:

1.
failure by the Company to pay in full on the due date any sum payable to the Lender under, and in the manner required by, this instrument or, within two Business Days after the due date, if such failure results solely from a technical problem in relation to the transfer of funds for which the Company is not responsible;

2.
any representation, warranty or statement made by or in relation to the Company in the Agreement, or in any document prepared by it or on its behalf and furnished under or in connection with the Agreement, is materially incorrect as at the date on which it is made or deemed to be repeated, unless the underlying circumstances giving rise to the breach are remedied within five Business Days of such date;

3.
failure by the Company to comply duly and punctually with any of the obligations, covenants or undertakings contained in this instrument or the Agreement (other than those referred to in paragraphs 1 and 2 this Schedule 1) and, in the case only of those obligations, covenants or undertakings which are capable of being remedied, such failure is not so remedied within five Business Days after the Company has become aware of the breach;

4.
failure to Deliver any Ordinary Shares in accordance with its obligations under this Agreement to do so within ten (10) days after the date of the relevant Loan Notice or Subscription Notice is received (or deemed to have been received in accordance with Clause 17) as specified in Clause 8.5;

5.
any Group Company suspends or threatens to suspend all or a substantial part of its operations, or all or a substantial part of a Group Company’s assets are expropriated by any governmental or other competent authority;

6.
a meeting is convened or a petition is presented (unless it is demonstrated to the reasonable satisfaction of the Lender that the petition is frivolous or vexatious and such petition is set aside within 14 days of presentation), or an order is made or an effective resolution is passed for the winding-up of a Group Company, except for the purposes of a reconstruction or amalgamation whilst solvent on terms previously approved in writing by the Lender acting reasonably;

7.
an order is made or a petition is presented for the appointment of an administrator to a Group Company (unless it is demonstrated to the reasonable satisfaction of the Lender that the petition is frivolous or vexatious and such petition is set aside within 21 days of presentation;

8.
a distress, execution or other legal process is levied against any of the assets of a Group Company in respect of any single claim in excess of £50,000 (Fifty thousand pounds), and is not discharged or paid within 14 days;

9.	an encumbrancer takes possession or a Receiver or administrative Receiver is appointed of the whole or any part of the assets or undertaking of a Group Company;

10.	a Group Company:

(a)
ceases or suspends generally payment of its debts, or announces an intention to do so, or is unable to pay its debts, or is deemed unable to pay its debts within the meaning of section 123 (1) (e) or (2) Insolvency Act 1986;

(b)	proposes, or its directors make a proposal for, a voluntary arrangement under part I of the Insolvency Act 1986;

(c)	enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

(d)	the occurrence of a Material Adverse Change;

(e)	litigation is commenced against a Group Company which is likely to succeed and which, if successful, would result in a Material Adverse Change;

(f)	any borrowing by a Group Company is declared due and payable prior to its stated maturity or is placed on demand by reason of an Event of Default;

(g)	any money repayable on demand by a Group Company is not paid upon demand being made, unless such non-payment is with the agreement of the party to whom such money is owed;

(h)	any event occurs which, under the applicable law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events described in paragraph 10(a) to 10(f) above; or

11.	any breach of the Security Deed by a Group Company or failure to deliver the name in accordance with Clause 13.

SIGNED as a deed by	)
NEW MEDIA LOTTERY SERVICES PLC	)
acting by and	)
Director

Director/Secretary

SIGNED as a deed on behalf of	)
TRAFALGAR CAPITAL SPECIALIZED	)
INVESTMENT FUND acting by its general	)
partner TRAFALGAR CAPITAL SARL	)